At RFMD®                                                                                       At the Financial Relations Board
Dean Priddy                          Doug DeLieto                                    Joe Calabrese
CFO                                     VP, Investor Relations                       212-827-3772
336-678-7975                      336-678-7968

FOR IMMEDIATE RELEASE
October 23, 2007

RFMD® DELIVERS 21% SEQUENTIAL GROWTH IN QUARTERLY REVENUE

Demand Outlook For December 2007 Quarter Is Robust

Business Highlights:

•         September 2007 Quarterly Revenue Totaled $255.8 Million

•         September 2007 Quarterly GAAP Diluted Earnings Per Share Equaled $0.07

•         September 2007 Quarterly Non-GAAP Diluted Earnings Per Share Equaled $0.11

•         RFMD Commenced High Volume Shipments Of POLARIS™ 3

•         December 2007 Quarterly Revenue Is Expected To Be In The Range Of $265 Million To $280 Million

•         December 2007 Quarterly EPS Is Expected To Be Approximately $0.06 To $0.07 On GAAP Basis and
    Approximately $0.08 To $0.09 On Non-GAAP Basis

GREENSBORO, N.C., October 23, 2007 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications, today reported financial results for its fiscal 2008 second quarter ended September 29, 2007.  Quarterly revenue increased approximately 3.6% year-over-year and approximately 21% sequentially to $255.8 million.  Operating income totaled approximately $8.1 million on a GAAP basis and approximately $17.2 million on a non-GAAP basis.  RFMD's September 2007 quarterly performance reflected growth in all three of its business units.

Business Unit Highlights

Cellular

•    RFMD commenced high volume shipments of its POLARIS™ 3 RF solution to a leading handset manufacturer and anticipates an aggressive product ramp in the December 2007 quarter

•    RFMD experienced strength at top customers and across all major tiers of the cellular handset market

•    RFMD grew sequential quarterly revenue of 3G front ends in the September quarter faster than 3G unit growth and extended its number-one position in the high-growth 3G market

Wireless Connectivity

•     RFMD increased sales of wireless LAN front ends, driven by its leading position in wireless LAN-enabled handsets and participation on leading 802.11n reference designs

•    RFMD accomplished a key milestone by achieving interoperability of its GPS architecture with a leading handset customer's system platform

•    RFMD began commercial shipments into the WiMAX market and experienced favorable design activity on a leading WiMAX/WLAN reference design

 Infrastructure

•    RFMD commenced gallium nitride (GaN) design activity for new markets, including CATV line amplifiers and high-lumen lighting sources

•    RFMD shipped production volumes of all five products in its RF386x family of GaAs pHEMT multi-market low noise amplifiers (LNAs)

•    RFMD completed customer design review for GaN-based S-band military radar and commenced prototype testing and evaluation

GAAP and non-GAAP financial measures are presented in the tables below, and non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS
(in millions, except percentages and per share data)	Q2 Fiscal 2008	Q1 Fiscal 2008	% Change vs. Q1 2008	Q2 Fiscal 2007	% Change vs. Q2 2007

Revenue	$255.8	$211.6	20.9%	$246.9	3.6%
Gross Margin	32.2%	31.5%	0.7 ppt	34.9%	(2.7)ppt
Operating Income (loss)	$8.1	$(1.8)	562%	$13.0	(37.7)%
Net Income (Loss)	$14.5	$23.6	(38.7)%	$(20.0)	172%
Diluted EPS (LPS)	$0.07	$0.11	(37.6)%	$(0.10)	164%

NON-GAAP RESULTS (excluding share-based compensation, amortization, discontinuation of WLAN chipset development efforts, gain/loss on investment, start-up costs, restructuring charges related to sale of substantially all of our Bluetooth® assets, valuation allowance adjustment for taxes and the tax effect on certain non-GAAP adjustments)

(in millions, except percentages and per share data)	Q2 Fiscal 2008	Q1 Fiscal 2008	% Change vs. Q1 2008	Q2 Fiscal 2007	% Change vs. Q2 2007

Gross Margin	32.5%	31.9%	0.6 ppt	35.3%	(2.8)ppt
Operating Income	$17.2	$2.3	663%	$22.8	(24.7)%
Net Income	$23.4	$6.6	257%	$23.7	(1.3)%
Diluted EPS	$0.11	$0.03	233%	$0.11	(4.1)%

Financial Guidance And Business Outlook
RFMD anticipates sequential revenue growth in the December 2007 quarter to be driven by its newly formed Cellular Handset and Multi-Market Products Groups.   In the cellular handset market, RFMD is expanding its dollar content on a per-handset basis through strong sales of cellular front ends and other high-performance RF solutions, including RFMD's POLARIS™ RF solutions.  RFMD is also experiencing favorable design activity in its Multi-Market Products Group and expects sequential growth driven by multiple applications, including WLAN front ends, multi-market LNAs and GaN devices.

•    Revenue in the December 2007 quarter is currently expected to be in the range of $265.0 million to $280.0 million

•    Quarterly GAAP net income in the December 2007 quarter is currently expected to be in the range of $0.06 to $0.07 per diluted share

•    Quarterly non-GAAP net income in the December 2007 quarter is currently expected to be in the range of $0.08 to $0.09 per diluted share, excluding start-up costs related to the Company's Beijing expansion and estimated non-cash share-based compensation expense and non-cash amortization of intangibles of approximately $4.0 million in the aggregate

The methodology used by RFMD to estimate non-cash share-based compensation expense does not factor in items such as new grants, terminations or amounts that may be capitalized in inventory, and the methodology used to estimate intangible amortization assumes no additional intangible assets are recorded.  As a result, RFMD does not estimate the impact of non-cash share-based compensation expense on gross margin or operating expenses and will provide this information with its December 2007 quarterly results.  Accordingly, actual quarterly results may differ from these estimates, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RF Micro Devices, said, "RFMD's record September quarterly revenue performance was driven by share gains, new product cycles, a strong customer base and a robust overall handset market.  Our sequential revenue growth of approximately 21 percent demonstrates we are on a growth trajectory, and our growth in operating income illustrates our earnings power.

"In the cellular handset market, RFMD enjoyed sequential growth during the September quarter with the leading handset manufacturers.  We commenced high volume shipments of our POLARIS 3 RF solution and expanded our POLARIS customer base to include an additional top-tier handset manufacturer.  We also grew sequentially in 3G front ends and extended our product leadership in 3G multimode devices.  Beyond cellular, we increased shipments of wireless LAN front ends for handsets, MP3 players, gaming devices and other applications.

"Our December guidance reflects strong market dynamics as well as continued share gains in RF semiconductors and an expanding leadership position in the industry's highest growth segments and customers.  Based upon current forecasts and customer activity, we anticipate increasing demand for our high-performance RF solutions.

"Finally, we'd like to remind investors that our special shareholder meeting to vote on the proposed Sirenza Microdevices transaction will be held October 29. Upon shareholder approval, we intend to close the transaction as soon as possible pending all regulatory approvals."

Dean Priddy, CFO and corporate vice president of administration of RF Micro Devices, said, "RFMD's strong September results demonstrate the magnitude of the business we're winning and the opportunities we enjoy in calendar year 2008 for exceptional revenue growth and earnings leverage.  RFMD achieved excellent cash flow in the September quarter, and our strong balance sheet is supporting our vision of being the world's largest, most diversified and best positioned RF company.

"In the current quarter, RFMD is benefiting from higher-than-anticipated demand for POLARIS 3 and record demand for our transmit modules.  The aggressive demand is temporarily impacting gross margin as POLARIS 3 startup yields are low, and the increase in demand for our transmit modules is causing higher-than-planned outsourcing of pHEMT switches.

"As a remedy, we are driving steady improvements in POLARIS yields - even as we meet upside customer demand - and we anticipate yields will continue to improve throughout the quarter.  Additionally, we continue to add GaAs manufacturing capacity, and we plan to reduce our reliance on outsourced pHEMT as that capacity comes online.  Accordingly, we view both issues as temporary in nature and expect both to be margin levers in calendar year 2008."

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the Company's earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross margin, (ii) non-GAAP operating income, (iii) non-GAAP net income, and (iv) non-GAAP net income per diluted share.  Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses that are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" table on page 10.

In managing the Company's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs.  In addition, the Company believes that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  The Company has chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in the Company's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of the Company's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The Company's rationale for using these non-GAAP financial measures, as well as their impact on the presentation of the Company's operations, are outlined below:

     Non-GAAP gross margin.  Non-GAAP gross margin excludes share-based compensation expense and amortization of intangible assets.  The Company believes that exclusion of these costs in presenting non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies.  The Company believes that the majority of its purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating the Company's business.  In this regard, the Company notes that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provide management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, the Company believes that presentation of non-GAAP gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of the Company's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within the Company's control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of the Company during the period in which the expense is incurred and generally is outside the control of management.  Moreover, the Company believes that the exclusion of share-based compensation expense in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to the Company's gross margins and other financial measures in comparison to both prior periods as well as to its competitors.

The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has little control over the timing and amount of the expenses in question.

     Non-GAAP operating income.  Non-GAAP operating income excludes share-based compensation expense, amortization of intangible assets, restructuring charges related to the sale of substantially all of our Bluetooth® assets, start-up costs, and adjustments associated with the discontinuation of our WLAN chipset development efforts.  The Company believes that presentation of a measure of operating income that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross margin.  The Company believes that the restructuring charges related to the sale of substantially all of our Bluetooth® assets, as well as the expenses and adjustments associated with the discontinuation of our WLAN chipset development efforts and start-up costs, do not constitute part of its ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

   Non-GAAP net income and non-GAAP net income per diluted share.  Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring charges related to the sale of substantially all of our Bluetooth® assets, start-up costs, adjustments associated with the discontinuation of our WLAN chipset development efforts and gain/loss on investment, and also reflect an adjustment of income tax expense associated with the exclusion of certain of these non-GAAP adjustments and a reversal of our tax valuation allowance.  The Company believes that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income.  The Company believes disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.

     Limitations of non-GAAP financial measures.  The primary material limitations associated with the use of non-GAAP gross margin, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share as compared to the most directly comparable GAAP financial measures of gross margin, operating income, net income and net income per diluted share is (i) they may not be comparable to similarly titled measures used by other companies in the Company's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.  The Company compensates for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross margin, operating income, net income and net income per diluted share.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investor Info). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3000 and entering pass code 11098616.

About RFMD:

RF Micro Devices, Inc. (NASDAQ: RFMD) is a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications. RFMD's power amplifiers, transmit modules, cellular transceivers and system-on-chip (SoC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in current- and next-generation mobile handsets, cellular base stations, wireless local area networks (WLANs) and global positioning systems (GPS). Recognized for its diverse portfolio of state-of-the-art semiconductor technologies and vast RF systems expertise, RFMD is a preferred supplier enabling the world's leading mobile device manufacturers to deliver advanced wireless capabilities that satisfy current and future market demands.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and POLARIS™ TOTAL RADIO™ are trademarks of RFMD, LLC.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 29, 2007	September 30, 2006

Total revenue	$255,845	$246,919

Costs and expenses:
Cost of goods sold	173,580	160,778
Research and development	48,812	46,473
Marketing and selling	12,912	14,480
General and administrative	10,829	12,141
Other operating expense	1,610	32

Total costs and expenses	247,743	233,904

Operating income	8,102	13,015
Gain (loss) on investment	160	(33,865)
Other income	7,212	1,412

Income (loss) before income taxes	$15,474	$(19,438)
Income tax expense	(1,012)	(539)

Net income (loss)	$14,462	$(19,977)

Net income (loss) per share, diluted	$0.07	$(0.10)

Weighted average outstanding diluted shares	227,431	191,670

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	September 29, 2007	September 30, 2006

Total revenue	$467,444	$485,254

Costs and expenses:
Cost of goods sold	318,481	319,457
Research and development	96,500	90,359
Marketing and selling	25,142	27,890
General and administrative	18,605	20,403
Other operating expense	2,369	98

Total costs and expenses	461,097	458,207

Operating income	6,347	27,047
Loss on investment	(511)	(33,865)
Other income	13,953	2,364

Income (loss) before income taxes	$19,789	$(4,454)
Income tax benefit (expense)	18,275	(1,588)

Net income (loss)	$38,064	$(6,042)

Net income (loss) per share, diluted	$0.17	$(0.03)

Weighted average outstanding diluted shares	227,466	191,345

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 29,	June 30,	September 30,
	2007	2007	2006

GAAP operating income (loss)	$8,102	$(1,755)	$13,015
Share-based compensation expense	7,167	2,791	9,289
Amortization of intangible assets	325	461	503
Restructuring charges related to sale of Bluetooth® assets	1,107	329	-
Start-up costs	503	430	-
Discontinuation of WLAN chipset development efforts	-	-	32
Non-GAAP operating income	17,204	2,256	22,839

GAAP net income (loss)	14,462	23,601	(19,977)
(Gain) loss on investment	(160)	671	33,865
Share-based compensation expense	7,167	2,791	9,289
Amortization of intangible assets	325	461	503
Restructuring charges related to sale of Bluetooth® assets	1,107	329	-
Start-up costs	503	430	-
Valuation allowance adjustment	-	(21,722)	-
Discontinuation of WLAN chipset development efforts	-	-	32

Non-GAAP net income	23,404	6,561	23,712
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	669	669	1,050
Non-GAAP net income plus assumed conversion of notes-Numerator for diluted income per share	$24,073	$7,230	$24,762

GAAP weighted average outstanding diluted shares	227,431	227,504	191,670
Adjustments:
Diluted stock options	-	-	2,484
Assumed conversion of 1.50% convertible notes	-	-	30,144
Non-GAAP weighted average outstanding diluted shares	227,431	227,504	224,298

Non-GAAP net income per share, diluted	$0.11	$0.03	$0.11

GAAP gross margin percentage	32.2%	31.5%	34.9%
Adjustment for share-based compensation	0.2%	0.2%	0.3%
Adjustment for intangible amortization	0.1%	0.2%	0.1%
Non-GAAP gross margin percentage	32.5%	31.9%	35.3%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2007 (Unaudited)	March 31, 2007 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$329,192	$229,034
Short-term investments	372,255	89,678
Accounts receivable, net	104,235	102,307
Inventories	121,473	112,975
Other current assets	51,596	46,445
Total current assets	978,751	580,439

Property and equipment, net	380,615	373,455
Goodwill	109,727	114,897
Long-term investments	1,145	617
Intangible assets, net	6,211	8,486
Other assets	39,562	11,740
Total assets	$1,516,011	$1,089,634

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$102,501	$108,929
Current portion - long-term debt	4,313	4,151
Other short-term liabilities, net	50	136
Total current liabilities	106,864	113,216

Long-term debt, net	617,419	245,709
Other long-term liabilities	11,144	11,042
Total liabilities	735,427	369,967

Shareholders' equity:
Total shareholders' equity	780,584	719,667

Total liabilities and shareholders' equity	$1,516,011	$1,089,634